ARROW ELECTRONICS, INC. 9201 E. DRY CREEK ROAD CENTENNIAL, CO 80112 303-824-4000	NEWS

Exhibit 99.1
Arrow Electronics Reports First-Quarter 2022 Results
-- Record Sales, Gross Profit, Operating Income, and Earnings Per Share --
-- First-Quarter Earnings Per Share of $5.31; Non-GAAP Earnings Per Share of $5.43 --
CENTENNIAL, Colo.--(BUSINESS WIRE)-May 5, 2022--Arrow Electronics, Inc. (NYSE:ARW) today reported first-quarter 2022 sales of $9.07 billion, an increase of 8 percent from sales of $8.39 billion in the first quarter of 2021. First-quarter net income was $365 million, or $5.31 per share on a diluted basis, compared with a net income of $206 million, or $2.72 per share on a diluted basis, in the first quarter of 2021. Non-GAAP net income1 was $373 million, or $5.43 per share on a diluted basis, in the first quarter of 2022, compared with non-GAAP net income of $216 million, or $2.84 per share on a diluted basis, in the first quarter of 2021.
“Arrow’s unwavering commitment to our customers’ success continues to foster expanding opportunities for our own business in the areas of supply chain as a service, designed and engineered value-enhancing solutions, and secure management of mission-critical software workloads,” said Michael J. Long, chairman, president, and chief executive officer. “At Arrow, we continue to enhance the solutions and services we provide as the markets we serve change at an increasingly rapid pace. Our record results this quarter demonstrate that we remain ahead of the curve, supported by the best team in the industry. We expect component supply to remain well below demand in the coming quarters and through the better part of 2022.”
Global components first-quarter sales of $7.20 billion reflected an increase of 12 percent year over year and non-GAAP sales increased 13 percent year over year. Asia-Pacific components first-quarter sales decreased 8 percent year over year. Americas components first-quarter sales increased 38 percent year over year. Europe components first-quarter sales increased 23 percent year over year and non-GAAP sales in the region increased 31 percent year over year. Global components first-quarter operating income was $499 million, and first-quarter non-GAAP operating income was $506 million.
“The current market environment has enabled the global components business to showcase our experience and industry knowledge that makes us uniquely positioned to help our customers navigate today’s challenges. This includes helping to mitigate production risks and facilitate a continuous stream of products to market,” said Mr. Long.
Global enterprise computing solutions ("ECS") first-quarter sales of $1.88 billion reflected a decrease of 3 percent year over year and non-GAAP sales decreased 1 percent year over year. Europe enterprise computing solutions first-quarter sales increased 5 percent year over year and non-GAAP sales in the region increased 11 percent year over year. Americas enterprise computing solutions first-quarter sales decreased 9 percent year over year. Global enterprise computing solutions first-quarter operating income was $86 million, and first-quarter non-GAAP operating income was $88 million.
“Demand for complex IT solutions continues to grow, and we expect to see significant upside in this area when near-term project postponements and incompletions resulting from supply chain challenges are resolved,” said Mr. Long.

“Our return on invested capital remains favorable, and our leverage ratios are near their lowest levels in ten years,” said Rick Seidlitz, vice president and interim principal financial officer. “Our strong profitability and the effective management of our balance sheet enabled us to deliver on our commitment to return cash to shareholders through the repurchase of approximately $250 million of shares for the fourth consecutive quarter, bringing total cash returned to shareholders over the last 12 months to approximately $1 billion. Our current repurchase authorization stands at approximately $513 million.”

1 A reconciliation of non-GAAP financial measures, including sales, gross profit, operating income, net income attributable to shareholders, and net income per share, to GAAP financial measures is presented in the reconciliation tables included herein.

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SECOND-QUARTER 2022 OUTLOOK
•Consolidated sales of $9.04 billion to $9.64 billion, with global components sales of $7.29 billion to $7.59 billion, and global enterprise computing solutions sales of $1.75 billion to $2.05 billion
•Net income per share on a diluted basis of $5.32 to $5.48, and non-GAAP net income per share on a diluted basis of $5.48 to $5.64
•Average tax rate of approximately 23.5 percent compared to the long-term range of 23 to 25 percent
•Average diluted shares outstanding of 67 million
•Interest expense of approximately $36 million
•Expecting average USD-to-Euro exchange rate of $1.08 to €1; changes in foreign currencies to decrease sales by approximately $300 million, and earnings per share on a diluted basis by $.20 compared to the second quarter of 2021

Second-Quarter 2022 Outlook
	Reported GAAP measure	Intangible amortization expense	Restructuring & integration charges	Non-GAAP measure
Net income per diluted share	$5.32 - $5.48	$.10	$.06	$5.48 to $5.64

Please refer to the CFO commentary, which can be found at investor.arrow.com, as a supplement to the company’s earnings release. The company uses its website as a tool to disclose important information about the company and comply with its disclosure obligations under Regulation Fair Disclosure.
Arrow Electronics guides innovation forward for over 220,000 leading technology manufacturers and service providers. With 2021 sales of $34 billion, Arrow develops technology solutions that improve business and daily life. Learn more at fiveyearsout.com.
Information Relating to Forward-Looking Statements
This press release includes “forward-looking” statements, as the term is defined under the federal securities laws, including but not limited to the statements contained in quotes of Arrow's executives and statements regarding: Arrow’s future financial performance, including its outlook on financial results for the second quarter of fiscal 2022, such as sales, net income per diluted share, non-GAAP net income per diluted share, average tax rate, average diluted shares outstanding, interest expense, average USD-to-Euro exchange rate, impact to sales due to changes in foreign currencies, intangible amortization expense per diluted share, restructuring and integration charges per diluted share, and expectation regarding market demand. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: potential adverse effects of the ongoing global COVID-19 pandemic, including actions taken to contain or mitigate the impact of COVID-19, impacts of the conflict in Ukraine, industry conditions, changes in product supply, pricing and customer demand, the global supply chain disruption, economic conditions, inflationary pressures, competition, other vagaries in the global components and the global enterprise computing solutions markets, changes in relationships with key suppliers, increased profit margin pressure, foreign currency fluctuation, changes in legal and regulatory matters, non-compliance with certain regulations, such as export, antitrust, and anti-corruption laws, foreign tax and other loss contingencies, and the company's ability to generate cash flow. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company's periodic reports on Form 10-K and Form 10-Q and subsequent filings made with the Securities and Exchange Commission. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.
Certain Non-GAAP Financial Information
In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information The company provides non-GAAP sales, gross profit, operating income, income before income taxes, provision for income taxes, net income, noncontrolling interests, net income attributable to shareholders, and net income per share on a diluted basis, which are non-GAAP measures adjusted for the impact of changes in foreign currencies (referred to as "changes in foreign currencies") by re-translating prior-period results at current period foreign exchange rates, identifiable intangible asset amortization, restructuring, integration, and other charges, and net gains and losses on investments. Management believes that providing this additional information is useful to the reader to better assess and understand the company’s operating performance, especially when comparing results with previous periods, primarily because management typically monitors the business adjusted for these items in addition to GAAP results. However, analysis of results on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP. A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the tables below.

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ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)
(Unaudited)

	Quarter Ended
	April 2, 2022	April 3, 2021

Sales	$9,074,125	$8,385,919
Cost of sales	7,866,621	7,455,809
Gross profit	1,207,504	930,110
Operating expenses:
Selling, general, and administrative expenses	643,925	574,567
Depreciation and amortization	48,305	50,331
Restructuring, integration, and other charges	4,898	5,709
	697,128	630,607
Operating income	510,376	299,503
Equity in earnings of affiliated companies	843	844
Gain on investments, net	2,011	2,793
Employee benefit plan expense, net	(889)	(1,230)
Interest and other financing expense, net	(33,985)	(33,656)
Income before income taxes	478,356	268,254
Provision for income taxes	112,360	61,026
Consolidated net income	365,996	207,228
Noncontrolling interests	1,247	907
Net income attributable to shareholders	$364,749	$206,321
Net income per share:
Basic	$5.38	$2.76
Diluted	$5.31	$2.72
Weighted-average shares outstanding:
Basic	67,840	74,882
Diluted	68,749	75,794

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ARROW ELECTRONICS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands except par value)
(Unaudited)

	April 2, 2022	December 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$242,791	$222,194
Accounts receivable, net	10,621,942	11,123,946
Inventories	4,645,116	4,201,965
Other current assets	431,635	345,218
Total current assets	15,941,484	15,893,323
Property, plant, and equipment, at cost:
Land	5,691	5,736
Buildings and improvements	185,000	186,097
Machinery and equipment	1,533,688	1,523,919
	1,724,379	1,715,752
Less: Accumulated depreciation and amortization	(1,066,180)	(1,032,941)
Property, plant, and equipment, net	658,199	682,811
Investments in affiliated companies	65,239	63,695
Intangible assets, net	185,753	195,029
Goodwill	2,067,249	2,080,371
Other assets	594,929	620,311
Total assets	$19,512,853	$19,535,540
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$9,110,391	$9,617,084
Accrued expenses	1,243,853	1,326,386
Short-term borrowings, including current portion of long-term debt	317,399	382,619
Total current liabilities	10,671,643	11,326,089
Long-term debt	2,790,819	2,244,443
Other liabilities	621,508	624,162

Equity:
Shareholders’ equity:
Common stock, par value $1:
Authorized - 160,000 shares in both 2022 and 2021
Issued - 125,424 shares in both 2022 and 2021	125,424	125,424
Capital in excess of par value	1,186,595	1,189,845
Treasury stock (58,987 and 57,358 shares in 2022 and 2021, respectively), at cost	(3,861,793)	(3,629,265)
Retained earnings	8,152,697	7,787,948
Accumulated other comprehensive loss	(232,969)	(191,657)
Total shareholders’ equity	5,369,954	5,282,295
Noncontrolling interests	58,929	58,551
Total equity	5,428,883	5,340,846
Total liabilities and equity	$19,512,853	$19,535,540

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ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Quarter Ended
	April 2, 2022	April 3, 2021
Cash flows from operating activities:
Consolidated net income	$365,996	$207,228
Adjustments to reconcile consolidated net income to net cash used for operations:
Depreciation and amortization	48,305	50,331
Amortization of stock-based compensation	17,351	13,223
Equity in earnings of affiliated companies	(843)	(844)
Deferred income taxes	1,352	13,663
Gain on investments, net	(2,011)	(2,793)
Other	686	1,374
Change in assets and liabilities:
Accounts receivable, net	430,710	596,777
Inventories	(460,902)	(13,147)
Accounts payable	(477,825)	(840,124)
Accrued expenses	(43,641)	3,643
Other assets and liabilities	(79,426)	(33,867)
Net cash used for operating activities	(200,248)	(4,536)
Cash flows from investing activities:
Acquisition of property, plant, and equipment	(19,270)	(20,180)
Proceeds from sale of property, plant, and equipment	—	22,171
Proceeds from collections of notes receivable	20,169	—
Net cash provided by investing activities	899	1,991
Cash flows from financing activities:
Change in short-term and other borrowings	(14,293)	(12,452)
Proceeds from long-term bank borrowings, net	845,000	154,674
Redemption of notes	(350,000)	(130,860)
Proceeds from exercise of stock options	11,302	26,091
Repurchases of common stock	(264,431)	(160,619)
Net cash provided by (used for) financing activities	227,578	(123,166)
Effect of exchange rate changes on cash	(7,632)	(20,203)
Net increase (decrease) in cash and cash equivalents	20,597	(145,914)
Cash and cash equivalents at beginning of period	222,194	373,615
Cash and cash equivalents at end of period	$242,791	$227,701

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ARROW ELECTRONICS, INC.
NON-GAAP SALES RECONCILIATION
(In thousands)
(Unaudited)
	Quarter Ended
	April 2, 2022	April 3, 2021	% Change

Consolidated sales, as reported	$9,074,125	$8,385,919	8.2%
Impact of changes in foreign currencies	—	(151,551)
Non-GAAP consolidated sales	$9,074,125	$8,234,368	10.2%

Global components sales, as reported	$7,199,075	$6,443,253	11.7%
Impact of changes in foreign currencies	—	(100,301)
Non-GAAP global components sales	$7,199,075	$6,342,952	13.5%

Americas components sales, as reported	$2,340,543	$1,701,173	37.6%
Impact of changes in foreign currencies	—	(772)
Non-GAAP Americas components sales	$2,340,543	$1,700,401	37.6%

Asia components sales, as reported	$2,931,529	$3,173,478	(7.6)%
Impact of changes in foreign currencies	—	(630)
Non-GAAP Asia components sales	$2,931,529	$3,172,848	(7.6)%

Europe components sales, as reported	$1,927,003	$1,568,602	22.8%
Impact of changes in foreign currencies	—	(98,899)
Non-GAAP Europe components sales	$1,927,003	$1,469,703	31.1%

Global ECS sales, as reported	$1,875,050	$1,942,666	(3.5)%
Impact of changes in foreign currencies	—	(51,250)
Non-GAAP global ECS sales	$1,875,050	$1,891,416	(0.9)%

Americas ECS sales, as reported	$1,047,849	$1,151,338	(9.0)%
Impact of changes in foreign currencies	—	(2,453)
Non-GAAP Americas ECS sales	$1,047,849	$1,148,885	(8.8)%

Europe ECS sales, as reported	$827,201	$791,328	4.5%
Impact of changes in foreign currencies	—	(48,797)
Non-GAAP Europe ECS sales	$827,201	$742,531	11.4%

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ARROW ELECTRONICS, INC.
NON-GAAP EARNINGS RECONCILIATION
(In thousands except per share data)
(Unaudited)

Three months ended April 2, 2022
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other(1)	Non-GAAP measure
Sales	$9,074,125	$—	$—	$—	$9,074,125
Gross Profit	1,207,504	—	—	—	1,207,504
Operating income	510,376	9,018	4,898	—	524,292
Income before income taxes	478,356	9,018	4,898	(2,011)	490,261
Provision for income taxes	112,360	2,310	1,205	(486)	115,389
Consolidated net income	365,996	6,708	3,693	(1,525)	374,872
Noncontrolling interests	1,247	140	—	—	1,387
Net income attributable to shareholders	$364,749	$6,568	$3,693	($1,525)	$373,485
Net income per diluted share (3)	$5.31	$0.10	$0.05	($0.02)	$5.43
Effective tax rate (2)	23.5%				23.5%

Three months ended April 3, 2021
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other(1)	Non-GAAP measure
Sales	$8,385,919	$—	$—	$—	$8,385,919
Gross Profit	930,110	—	—	—	930,110
Operating income	299,503	9,326	5,709	—	314,538
Income before income taxes	268,254	9,326	5,709	(2,793)	280,496
Provision for income taxes	61,026	2,385	1,166	(672)	63,905
Consolidated net income	207,228	6,941	4,543	(2,121)	216,591
Noncontrolling interests	907	150	—	—	1,057
Net income attributable to shareholders	$206,321	$6,791	$4,543	($2,121)	$215,534
Net income per diluted share	$2.72	$0.09	$0.06	($0.03)	$2.84
Effective tax rate (2)	22.7%				22.8%

(1) Other includes gain on investments, net.
(2) The items as shown in this table, represent the reconciling items for the tax rate as reported by GAAP measure and as a non-GAAP measure.
(3) The sum of the components for diluted EPS, as adjusted may not agree to totals, as presented, due to rounding.

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ARROW ELECTRONICS, INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Quarter Ended
	April 2, 2022	April 3, 2021
Sales:
Global components	$7,199,075	$6,443,253
Global ECS	1,875,050	1,942,666
Consolidated	$9,074,125	$8,385,919
Operating income (loss):
Global components (a)	$499,342	$289,383
Global ECS	85,798	77,359
Corporate (b)	(74,764)	(67,239)
Consolidated	$510,376	$299,503

(a)Global components operating income includes $4.3 million related to proceeds from legal settlements for the first quarter of 2021.
(b)Corporate operating income includes restructuring, integration, and other charges of $4.9 million for the first quarter of 2022 and $5.7 million for the first quarter of 2021.

NON-GAAP SEGMENT RECONCILIATION

	Quarter Ended
	April 2, 2022	April 3, 2021

Global components operating income, as reported	$499,342	$289,383
Intangible assets amortization expense	6,873	7,004
Global components non-GAAP operating income	$506,215	$296,387

Global ECS operating income, as reported	$85,798	$77,359
Intangible assets amortization expense	2,145	2,322
Global ECS non-GAAP operating income	$87,943	$79,681

Contact:            Richard Seidlitz,
            Vice President, Principal Accounting Officer, Interim Principal Financial Officer
            303-305-4936

Media Contact:        John Hourigan,
            Vice President, Global Communications
            303-824-4586

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